IRON MOUNTAIN®

FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2026 Results

- Delivers record quarterly results across all key performance metrics
- Achieves quarterly revenue of $2.0 billion, an increase of 18.5% on a reported basis and an increase of 17.6% excluding the effects of foreign exchange
- Organic revenue growth of 16.8% year over year in the second quarter
- Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 50% year over year in the second quarter
- Data center leasing of 110 megawatts year to date, including 13 megawatts in Q2 2026 and 75 megawatts in July
- Q2 2026 Net Income of $106 million, as compared to a Net Loss of $43 million in Q2 2025
- Delivers quarterly Adjusted EBITDA of $727 million, an increase of 15.7% compared to $628 million in Q2 2025
- Generates quarterly AFFO of $433 million, or $1.44 per share, an increase of 17% compared to last year
- Increases 2026 financial guidance driven by strong operational performance across the business

PORTSMOUTH, N.H. – August 5, 2026 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the second quarter of 2026.

"We delivered another record-breaking quarter, with our second quarter results exceeding our expectations due to our team's strong execution of our growth plans and the continued trust of our clients. Our ongoing success continues to be driven by the collective strength in our physical records storage and growth businesses, together with the stewardship we provide to our more than 240,000 customers," stated William L. Meaney, President and CEO of Iron Mountain. "Looking ahead, we are committed to capitalizing on the significant growth opportunities across our business. We are building momentum in our ALM and digital businesses through increased cross-selling and providing innovative solutions, and we are accelerating data center leasing, with 110 megawatts leased through July. Based on our strong Q2 outperformance and positive outlook, we are increasing our full year guidance."

Financial Performance Highlights for the Second Quarter of 2026

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/26	6/30/25	Reported $	Constant Fx	6/30/26	6/30/25	Reported $	Constant Fx
Storage Rental Revenue	$1,135	$1,010	12%	12%	$2,229	$1,958	14%	12%
Service Revenue	$894	$702	27%	26%	$1,736	$1,346	29%	27%
Total Revenues	**$2,029**	**$1,712**	**19%**	**18%**	**$3,965**	**$3,304**	**20%**	**18%**
Net Income (Loss)	$106	$(43)	n/a		$255	$(27)	n/a	
Reported EPS	$0.34	$(0.15)	n/a		$0.82	$(0.10)	n/a	
Adjusted EPS	$0.60	$0.48	25%		$1.20	$0.92	30%	
Adjusted EBITDA	$727	$628	16%	15%	$1,435	$1,208	19%	17%
Adjusted EBITDA Margin	*35.8%*	*36.7%*	*-90 bps*		*36.2%*	*36.6%*	*-40 bps*	
AFFO	$433	$370	17%		$859	$718	20%	
AFFO per share	$1.44	$1.24	16%		$2.87	$2.41	19%	

1

- Total reported revenues for the second quarter were $2.0 billion, compared with $1.7 billion in the second quarter of 2025, an increase of 18.5%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 17.6% compared to the prior year, driven by an 11.5% increase in storage rental revenue and a 26.3% increase in service revenue. Year to date, total reported revenues increased 20.0%, or 18.1% excluding the impact of Fx.
- Net Income for the second quarter was $106.1 million, compared with $(43.3) million loss in the second quarter of 2025, driven primarily by increased Operating Income. Year to date, Net Income was $255.1 million, compared with $(27.1) million loss in 2025.
- Adjusted EBITDA for the second quarter was $727.0 million, compared with $628.4 million in the second quarter of 2025, an increase of 15.7%. On a constant currency basis, Adjusted EBITDA increased by 14.9% in the second quarter, compared to the second quarter of 2025, driven by increased revenue and Adjusted EBITDA across each of our segments and improved operating leverage from our continued transformation activities. Year to date, Adjusted EBITDA increased 18.8%, or 17.1% excluding the impact of Fx.
- FFO (Normalized) per share was $1.01 for the second quarter, compared with $0.87 in the second quarter of 2025, an increase of 16.1%. Year to date, FFO (Normalized) per share was $1.99, compared with $1.64 in 2025, or an increase of 21.3%.
- AFFO was $432.7 million for the second quarter, compared with $369.7 million in the second quarter of 2025, an increase of 17.0% driven by improved Adjusted EBITDA. Year to date, AFFO was $858.8 million compared with $718.1 million, or an increase of 19.6%.
- AFFO per share was $1.44 for the second quarter, compared with $1.24 in the second quarter of 2025, an increase of 16.1%. Year to date, AFFO per share was $2.87, compared to $2.41 in 2025, or an increase of 19.1%.

Dividend

On August 5, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.864 per share of common stock for the third quarter. The third quarter 2026 dividend is payable on October 2, 2026, to shareholders of record at the close of business on September 15, 2026.

Guidance

Iron Mountain increased full year 2026 guidance; details are summarized in the table below.

2026 Guidance(1)					
($ in millions, except per share data)	Full Year 2026				
	New	Approximate Y/Y % Change at Midpoint	Previous	Q3 2026	Approximate Y/Y % Change
Total Revenue	$7,940 - $8,010	~16%	$7,825 - $7,925	~$1,980	~13%
Adjusted EBITDA	$2,945 - $2,975	~15%	$2,925 - $2,965	~$745	~13%
AFFO	$1,760 - $1,780	~15%	$1,735 - $1,755	~$440	~12%
AFFO Per Share	$5.87 - $5.93	~14%	$5.79 - $5.86	~$1.47	~11%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

Q2 2026 Earnings Conference Call and Related Materials The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do. To learn more about Iron Mountain, please visit www.IronMountain.com. Investor Relations Contacts: Mark Rupe Erika Crabtree SVP, Investor Relations Manager, Investor Relations Mark.Rupe@ironmountain.com Erika.Crabtree@ironmountain.com (215) 402-7013 (617) 535-2845 Media Contact: media@ironmountain.com 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 6/30/2026 12/31/2025 ASSETS Current Assets: Cash and Cash Equivalents $204,793 $158,535 Accounts Receivable, Net 1,487,128 1,443,669 Prepaid Expenses and Other 411,820 332,779 Total Current Assets $2,103,741 $1,934,983 Property, Plant and Equipment: Property, Plant and Equipment $15,426,928 $14,457,335 Less: Accumulated Depreciation (5,157,107) (4,911,010) Property, Plant and Equipment, Net $10,269,821 $9,546,325 Other Assets, Net: Goodwill $5,267,192 $5,285,801 Customer and Supplier Relationships and Other Intangible Assets 1,235,492 1,269,607 Operating Lease Right-of-Use Assets 2,437,199 2,465,196 Other 641,997 623,107 Total Other Assets, Net $9,581,880 $9,643,711 Total Assets $21,955,442 $21,125,019 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $220,809 $216,074 Accounts Payable 857,182 710,662 Accrued Expenses and Other Current Liabilities 1,421,561 1,290,669 Deferred Revenue 397,974 402,091 Total Current Liabilities $2,897,526 $2,619,496 Long-term Debt, Net of Current Portion 17,128,840 16,215,885 Long-term Operating Lease Liabilities, Net of Current Portion 2,265,294 2,300,448 Other Long-term Liabilities 373,987 450,083 Deferred Income Taxes 181,564 184,015 Total Long-term Liabilities $19,949,685 $19,150,431 Redeemable Noncontrolling Interests 63,236 64,423 (Deficit) Equity Total (Deficit) Equity $(955,005) $(709,331) Total Liabilities and (Deficit) Equity $21,955,442 $21,125,019 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Revenues:					
Storage Rental	$1,134,611	$1,094,765	3.6 %	$1,009,989	12.3 %
Service	894,451	841,384	6.3 %	701,959	27.4 %
Total Revenues	**$2,029,062**	**$1,936,149**	**4.8 %**	**$1,711,948**	**18.5 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$958,609	$889,803	7.7 %	$754,837	27.0 %
Selling, General and Administrative	402,339	372,764	7.9 %	390,456	3.0 %
Depreciation and Amortization	281,395	267,839	5.1 %	252,566	11.4 %
Acquisition and Integration Costs	1,684	2,921	(42.3)%	4,815	(65.0)%
Restructuring and Other Transformation	—	—	—	50,340	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	11,507	7,592	51.6 %	(962)	n/a
Total Operating Expenses	**$1,655,534**	**$1,540,919**	**7.4 %**	**$1,452,052**	**14.0 %**
Operating Income (Loss)	**$373,528**	**$395,230**	**(5.5)%**	**$259,896**	**43.7 %**
Interest Expense, Net	223,446	223,821	(0.2)%	205,063	9.0 %
Other Expense (Income), Net	29,178	(4,708)	n/a	81,877	(64.4)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$120,904**	**$176,117**	**(31.4)%**	**$(27,044)**	**n/a**
Provision (Benefit) for Income Taxes	14,802	27,118	(45.4)%	16,296	(9.2)%
Net Income (Loss)	**$106,102**	**$148,999**	**(28.8)%**	**$(43,340)**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	4,672	5,334	(12.4)%	1,581	195.5 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$101,430**	**$143,665**	**(29.4)%**	**$(44,921)**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.34	$0.48	(29.2)%	$(0.15)	n/a
Diluted	$0.34	$0.48	(29.2)%	$(0.15)	n/a
Weighted Average Common Shares Outstanding - Basic	297,741	296,848	0.3 %	295,364	0.8 %
Weighted Average Common Shares Outstanding - Diluted	299,849	298,834	0.3 %	295,364	1.5 %

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2026 YTD 2025 % Change Revenues: Storage Rental $2,229,376 $1,958,365 13.8 % Service 1,735,835 1,346,112 29.0 % Total Revenues $3,965,211 $3,304,477 20.0 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,848,412 $1,465,041 26.2 % Selling, General and Administrative 775,103 720,193 7.6 % Depreciation and Amortization 549,234 484,720 13.3 % Acquisition and Integration Costs 4,605 10,638 (56.7) % Restructuring and Other Transformation — 105,086 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net 19,099 4,609 n/a Total Operating Expenses $3,196,453 $2,790,287 14.6 % Operating Income (Loss) $768,758 $514,190 49.5 % Interest Expense, Net 447,267 399,801 11.9 % Other Expense (Income), Net 24,470 110,365 (77.8) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $297,021 $4,024 n/a Provision (Benefit) for Income Taxes 41,920 31,131 34.7 % Net Income (Loss) $255,101 $(27,107) n/a Less: Net Income (Loss) Attributable to Noncontrolling Interests 10,006 1,862 n/a Net Income (Loss) Attributable to Iron Mountain Incorporated $245,095 $(28,969) n/a Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.82 $(0.10) n/a Diluted $0.82 $(0.10) n/a Weighted Average Common Shares Outstanding - Basic 297,295 294,935 0.8 % Weighted Average Common Shares Outstanding - Diluted 299,342 294,935 1.5% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Net Income (Loss)	**$106,102**	**$148,999**	**(28.8)%**	**$(43,340)**	**n/a**
Add / (Deduct):					
Interest Expense, Net	223,446	223,821	(0.2)%	205,063	9.0 %
Provision (Benefit) for Income Taxes	14,802	27,118	(45.4)%	16,296	(9.2)%
Depreciation and Amortization	281,395	267,839	5.1 %	252,566	11.4 %
Acquisition and Integration Costs	1,684	2,921	(42.3)%	4,815	(65.0)%
Restructuring and Other Transformation	—	—	—	50,340	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	11,507	7,592	51.6 %	(962)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	28,857	(1,196)	n/a	80,698	(64.2)%
Stock-Based Compensation Expense	56,787	28,257	101.0 %	60,354	(5.9)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,438	2,588	(5.8)%	2,558	(4.7)%
Adjusted EBITDA	**$727,018**	**$707,939**	**2.7 %**	**$628,388**	**15.7 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (Gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2026 YTD 2025 % Change Net Income (Loss) $255,101 $(27,107) n/a Add / (Deduct): Interest Expense, Net 447,267 399,801 11.9 % Provision (Benefit) for Income Taxes 41,920 31,131 34.7 % Depreciation and Amortization 549,234 484,720 13.3 % Acquisition and Integration Costs 4,605 10,638 (56.7) % Restructuring and Other Transformation — 105,086 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 19,099 4,609 n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 27,661 108,080 (74.4) % Stock-Based Compensation Expense 85,044 86,448 (1.6) % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 5,026 4,888 2.8 % Adjusted EBITDA $1,434,957 $1,208,294 18.8% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.34**	**$0.48**	**(29.2)%**	**$(0.15)**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	0.01	—	0.02	(50.0)%
Restructuring and Other Transformation	—	—	n/a	0.17	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.04	0.03	33.3 %	—	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.10	—	n/a	0.27	(63.0)%
Stock-Based Compensation Expense	0.19	0.09	111.1 %	0.20	(5.0)%
Non-Cash Amortization Related to Derivative Instruments	(0.02)	—	n/a	0.01	n/a
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.07)	(0.02)	n/a	(0.04)	75.0 %
Income (Loss) Attributable to Noncontrolling Interests	0.02	0.02	— %	0.01	100.0 %
Impact of Weighted Average Dilutive Shares (2)	—	—	n/a	—	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.60**	**$0.60**	**—**	**$0.48**	**25.0 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2026 and 2025 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended June 30, 2026 and 2025 was 16.1% and 16.7% respectively, and quarter ended March 31, 2026 was 15.5%.

(2) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (Gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding. The Tax Impact of reconciling items and discrete tax items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2026 YTD 2025 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.82 $(0.10) n/a Add / (Deduct): Acquisition and Integration Costs 0.02 0.04 (50.0) % Restructuring and Other Transformation — 0.36 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 0.06 0.02 n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.09 0.37 (75.7) % Stock-Based Compensation Expense 0.28 0.29 (3.4) % Non-Cash Amortization Related to Derivative Instruments (0.02) 0.03 (166.7) % Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.09) (0.08) 12.5 % Income (Loss) Attributable to Noncontrolling Interests 0.03 0.01 n/a Impact of Weighted Average Dilutive Shares (2) — (0.01) (100.0) % Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.20 $0.92 30.4% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the six months ended June 30, 2026 and 2025 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ending June 30, 2026 and 2025 was 16.1% and 16.7%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. (2) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
Net Income (Loss)	**$106,102**	**$148,999**	**(28.8)%**	**$(43,340)**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	116,734	111,459	4.7 %	107,186	8.9 %
Loss (Gain) on Sale of Real Estate, Net of Tax	531	717	(25.9)%	(4,981)	(110.7)%
Data Center Lease-Based Intangible Assets Amortization (2)	1,825	1,842	(0.9)%	1,683	8.4 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,484	1,598	(7.1)%	1,567	(5.3)%
FFO (Nareit)	**$226,676**	**$264,615**	**(14.3)%**	**$62,115**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	1,684	2,921	(42.3)%	4,815	(65.0)%
Restructuring and Other Transformation	—	—	—	50,340	(100.0)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	10,976	6,875	59.7 %	3,809	188.1 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	28,857	(1,196)	n/a	80,698	(64.2)%
Stock-Based Compensation Expense	56,787	28,257	101.0 %	60,354	(5.9)%
Non-Cash Amortization Related to Derivative Instruments	(5,911)	(896)	n/a	4,177	n/a
Real Estate Financing Lease Depreciation	3,996	3,924	1.8 %	3,426	16.6 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(19,279)	(9,896)	94.8 %	(11,671)	65.2 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(54)	(57)	(5.3)%	(58)	(6.9)%
FFO (Normalized)	**$303,732**	**$294,547**	**3.1 %**	**$258,005**	**17.7 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.76	$0.89	(14.6)%	$0.21	n/a
FFO (Normalized)	$1.01	$0.99	2.0 %	$0.87	16.1 %
Weighted Average Common Shares Outstanding - Basic	297,741	296,848	0.3 %	295,364	0.8 %
Weighted Average Common Shares Outstanding - Diluted (4)	299,849	298,834	0.3 %	297,642	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income) net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q2 2026	Q1 2026	Q/Q % Change	Q2 2025	Y/Y % Change
FFO (Normalized)	**$303,732**	**$294,547**	**3.1 %**	**$258,005**	**17.7 %**
Add / (Deduct):					
Non-Real Estate Depreciation	82,116	76,742	7.0 %	69,960	17.4 %
Amortization Expense (1)	76,724	73,872	3.9 %	70,311	9.1 %
Amortization of Deferred Financing Costs	8,062	8,048	0.2 %	7,803	3.3 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,466	1,498	(2.1)%	1,659	(11.6)%
Non-Cash Rent (Income) Expense	(685)	621	n/a	783	(187.5)%
Reconciliation to Normalized Cash Taxes	(878)	5,861	(115.0)%	(4,172)	(79.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	194	196	(1.0)%	189	2.6 %
Less:					
Recurring Capital Expenditures	37,989	35,279	7.7 %	34,794	9.2 %
AFFO	**$432,742**	**$426,106**	**1.6 %**	**$369,744**	**17.0 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.44	$1.43	0.7 %	$1.24	16.1 %
Weighted Average Common Shares Outstanding - Basic	297,741	296,848	0.3 %	295,364	0.8 %
Weighted Average Common Shares Outstanding - Diluted (2)	299,849	298,834	0.3 %	297,642	0.7 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.
(2) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2026 YTD 2025 % Change Net Income (Loss) $255,101 $(27,107) n/a Add / (Deduct): Real Estate Depreciation (1) 228,193 201,333 13.3 % Loss (Gain) on Sale of Real Estate, Net of Tax 1,248 (4,669) (126.7) % Data Center Lease-Based Intangible Assets Amortization (2) 3,667 3,702 (0.9) % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 3,082 3,063 0.6 % FFO (Nareit) $491,291 $176,322 178.6 % Add / (Deduct): Acquisition and Integration Costs 4,605 10,638 (56.7) % Restructuring and Other Transformation — 105,086 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 17,851 9,101 96.1 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 27,661 108,080 (74.4) % Stock-Based Compensation Expense 85,044 86,448 (1.6) % Non-Cash Amortization Related to Derivative Instruments (6,807) 8,353 (181.5) % Real Estate Financing Lease Depreciation 7,920 6,574 20.5 % Tax Impact of Reconciling Items and Discrete Tax Items (3) (31,025) (23,344) 32.9 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (111) (183) (39.3) % FFO (Normalized) $596,429 $487,075 22.5 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.64 $0.59 178.0 % FFO (Normalized) $1.99 $1.64 21.3 % Weighted Average Common Shares Outstanding - Basic 297,295 294,935 0.8 % Weighted Average Common Shares Outstanding - Diluted (4) 299,342 297,451 0.6% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. (4) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2026 YTD 2025 % Change FFO (Normalized) $596,429 $487,075 22.5 % Add / (Deduct): Non-Real Estate Depreciation 158,858 135,106 17.6 % Amortization Expense (1) 150,596 138,005 9.1 % Amortization of Deferred Financing Costs 16,110 15,659 2.9 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 2,964 2,976 (0.4) % Non-Cash Rent (Income) Expense (64) 4,008 (101.6) % Reconciliation to Normalized Cash Taxes 6,832 (2,173) n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 390 365 6.8 % Less: Recurring Capital Expenditures 73,268 62,877 16.5 % AFFO $858,847 $718,144 19.6 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $2.87 $2.41 19.1 % Weighted Average Common Shares Outstanding - Basic 297,295 294,935 0.8 % Weighted Average Common Shares Outstanding - Diluted (2) 299,342 297,451 0.6% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. (2) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period. 15